UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2015

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A amends and supplements the information reported in Item 5.02(d) to the Current Report on Form 8-K dated March 17, 2015 and filed with the Securities and Exchange Commission on March 18, 2015 (Original Report) regarding the appointment of Dr. Jerry Sue Thornton to the Board of Directors (Board) of FirstEnergy Corp. (Company). Specifically, this amendment reports information concerning committee appointments for Dr. Thornton that had not been determined at the time of the Original Report. For completeness, additional changes in the composition of certain committees of the Board are also being reported herein. Apart from these additions with respect to Item 5.02(d), there are no changes to the disclosure in the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    At its organizational meeting on May 19, 2015, the Board appointed Dr. Thornton to its Compensation Committee and its Finance Committee, effective immediately.

In addition, at such organizational meeting, the Board appointed Donald T. Misheff to its Compensation Committee and its Audit Committee and Julia L. Johnson to its Nuclear Committee. Each appointment was effective immediately. In connection with these appointments, Mr. Misheff and Ms. Johnson concluded their service on the Finance Committee, and Mr. Misheff concluded his service on the Nuclear Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2015

FIRSTENERGY CORP.
Registrant

By:	/s/ K. Jon Taylor
K. Jon Taylor Vice President, Controller and Chief Accounting Officer

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